Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-232141), (No. 333‑167352) and (No. 333-205052) and the Registration Statements on Form S-3 (No. 333-111538), (No. 333-105429), (No. 333-51650), (No. 333-80143), (No. 333-69383), (No. 333-40625), (No. 333-14129) and (No. 333-192496) of Brooklyn ImmunoTherapeutics, Inc. of our report dated April 30, 2021 with respect to our audits of the financial statements of Brooklyn ImmunoTherapeutics, LLC (Successor) and IRX Therapeutics, Inc. (Predecessor) (the “Company”) as of December 31, 2020, 2019 and 2018 and for the fiscal years ended December 31, 2020 and 2019 and for the period from November 6, 2018 through December 31, 2018 (Successor), and the period from January 1, 2018 through November 5, 2018 (Predecessor), which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, which report is included in this Amendment No. 1 on Form 8-K/A.

/s/ Marcum LLP

Marcum LLP
New York, New York
April 30, 2021